                                   Exhibit 8

         DIRECTORS AND EXECUTIVE OFFICERS OF DANAHER AND THE PURCHASER

          Directors and executive officers of Danaher. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of Danaher. Unless otherwise indicated below each occupation set forth opposite each person refers to employment with Danaher. Unless otherwise indicated, the business address of each such person is c/o Danaher, at 2099 Pennsylvania Avenue, NW, 12th Floor, Washington, D.C. 20006-1813, and each such person is a citizen of the United States of America.

1. Directors of Danaher

                             Present Principal Occupation and
Name                         Five-Year Employment History
----                         ----------------------------

 Mortimer M. Caplin........  Senior Member of Caplin & Drysdale, a law firm in
                             Washington, D.C., for over five years; Director of Fairchild Corporation and Presidential Realty Corporation. Caplin & Drysdale, One Thomas Circle NW, Suite 1100, Washington, DC 20005

 Donald J. Ehrlich.........  President, Chairman and Chief Executive Officer of
                             Wabash National Corp. for over five years; Director of Indiana Secondary Market for Educational Loans, Inc. and INB National Bank, N.W. Wabash National Corp. 1000 Sagamore Parkway South, Lafayette, IN 47905

 Walter G. Lohr, Jr........  Partner of Hogan & Hartson, a law firm in
                             Baltimore, Maryland, for over five years. Hogan & Hartson, 111 S. Calvert Street, Suite 1600, Baltimore, MD 21202-6191

 Mitchell P. Rales.........  Chairman of the Executive Committee of Danaher
                             since 1990; during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities; director of Imo Industries Inc.

 Steven M. Rales...........  Chairman of the Board of Danaher since 1984; during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities; director of Imo Industries Inc.

 H. Lawrence Culp, Jr......  President and Chief Executive Officer of Danaher
                             since May 2001; appointed Chief Operating Officer in 2000 and Executive Vice President in 1999; has served in general management positions within Danaher for more than the past five years.

 Alan G. Spoon.............  General partner of Polaris Venture Partners;
                             director of American Management Systems, Inc., Human Genome Sciences, Inc. and Ticketmaster Online-CitySearch, Inc. Polaris Venture Partners, 1000 Winter Street, Waltham, MA 02451.

 A. Emmet Stephenson, Jr..........   President of Stephenson and Co., a private
                                     investment firm in Denver, Colorado for
                                     more than five years; Chairman of StarTek, Inc. for more than five years. Stephenson and Company, 100 Garfield Street, Denver,
                                     CO 80206.

2. Executive Officers of Danaher

Name                          Present Title                             Date Became Executive Officer
----                          -------------                             -----------------------------
Steven M. Rales...........    Chairman of the Board                     1984

Mitchell P. Rales.........    Chairman of the Executive Committee       1984

H. Lawrence Culp, Jr......    President and Chief Executive Officer     1995

Patrick W. Allender.......    Executive Vice President, Chief           1987
                              Financial Officer and Secretary

Philip W. Knisely.........    Executive Vice President                  2000

Steven E. Simms...........    Executive Vice President                  1996

William J. Butler.........    Vice President and Group                  1999
                              Executive

Thomas S. Gross...........    Vice President and Group Executive        1999

Daniel L. Comas...........    Vice President--Corporate Development     1996

W. Bruce Graham...........    Vice President -- Danaher Business        2000
                              Systems

James H. Ditkoff..........    Vice President--Finance and Tax           1991

Dennis A. Longo...........    Vice President--Human Resources           1997

Christopher C. McMahon....    Vice President --Controller               1999

Daniel A. Pryor...........    Vice President -- Strategic Development   2000

Uldis K. Sipols...........    Vice President--Procurement               1999

          Steven M. Rales has served as Chairman of the Board since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries, Inc.

          Mitchell P. Rales has served as a director of Danaher since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries, Inc.

          H. Lawrence Culp, Jr. was appointed President and Chief Executive Officer in May 2001. Previously, Mr. Culp had been appointed Chief Operating Officer of Danaher in 2000 and Executive Vice President in 1999. He has served in general management positions within Danaher for more than the past five years.

          Patrick W. Allender has served as Chief Financial Officer of Danaher since March 1987 and was appointed Executive Vice President in 1999.

          Philip W. Knisely was appointed Executive Vice President of Danaher in 2000. He had previously served Colfax Corporation (a diversified industrial manufacturing company) as President and Chief Executive Officer. Colfax Corporation is majority-owned by Steven and Mitchell Rales.

          Steven E. Simms was appointed Executive Vice President of Danaher in 1999. He joined Danaher in 1996 as Vice President and Group Executive, and had previously served Black & Decker, most recently as President--Worldwide Accessories Business.

          William J. Butler was appointed Vice President and Group Executive of Danaher in 1999. He has served in general management positions within Danaher for more than the past five years.

          Thomas S. Gross was appointed Vice President and Group Executive of Danaher in 1999. He had previously served Xycom Automation Inc. (a provider of automation hardware and software) as President, and prior to joining 6 Xycom in 1998, he served Allen-Bradley/Rockwell Automation (a provider of industrial control and automation products) in various management positions for more than five years.

          Daniel L. Comas was appointed Vice President-Corporate Development of Danaher in 1996. He has served Danaher in an executive capacity in the corporate development area for more than the past five years.

          W. Bruce Graham was appointed Vice President-Danaher Business Systems
(DBS) in 2000. He previously served in general management positions within Danaher's Hand Tool Group for more than the past five years.

          James H. Ditkoff has served as Vice President-Finance and Tax of Danaher since January 1991.

          Dennis A. Longo was appointed Vice President-Human Resources of Danaher in 1997. He has served Danaher as a human resources executive for more than the past five years.

          Christopher C. McMahon was appointed Vice President- Controller of Danaher in 1999. He has served in financial management positions within Danaher for more than the past five years.

          Daniel A. Pryor was appointed Vice President- Strategic Development of Danaher in 2000. He has served in general management positions within Danaher for more than the past five years.

          Uldis K. Sipols was appointed Vice President- Procurement of Danaher in 1999. He had previously served AMP, Inc. (an electronic products manufacturer) as Vice President, Global Procurement, and before joining AMP in 1997 held various procurement management positions with Ford Motor Company for more than five years.

          Directors and executive officers of the Offeror. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of the Offeror. Unless otherwise indicated below each occupation set forth opposite each person refers to employment with Danaher. The business address of each such person is c/o Danaher, at 2099 Pennsylvania Avenue, NW, 12th Floor, Washington, D.C. 20006-1813, and each such person is a citizen of the United States of America.

1.  Directors of Offeror

                             Present Principal Occupation and
Name                         Five-Year Employment History
----                         ----------------------------

Patrick W. Allender          Chief Financial Officer of Danaher since March
                             1987; appointed Executive Vice President in 1999.

James H. Ditkoff             Vice President -- Finance and Tax of Danaher since
                             January 1991.

Christopher C. McMahon       Vice President -- Controller of Danaher since 1999;
                             has served in financial management positions within Danaher for more than the past five years.

2. Executive Officers of the Offeror

Name                         Present Title                       Date Became Executive Officer
----                         -------------                       -----------------------------
James Cavoretto              President                           2001

Christopher C. McMahon       Vice President and Secretary        2001

James L. Suel, III           Vice President and Treasurer        2001

     James L. Cavoretto was appointed President of the Offeror in May 2001. Mr. Cavoretto is Vice President, Worldwide Engineering and General Manager of Precision Measurement and Test of Fluke Corporation, and President of Fluke Electronics Corporation. Mr. Cavoretto has served as a vice president of Fluke Corporation since 1996, when he was appointed Vice President and General Manager of Fluke Corporation's Service Tools Division. In January 2001, he was appointed to his present position after serving as Vice President of Engineering and Product Line Management.

     Christopher C. McMahon was appointed Vice President and Secretary of the Offeror in May 2001. Mr. McMahon was appointed Vice President- Controller of Danaher in 1999. He has served in financial management positions within Danaher for more than the past five years.

     James L. Suel, III was appointed Vice President and Treasurer of the Offeror in May 2001. Mr. Suel is the Vice President and Chief Financial Officer of Fluke Corporation and of Fluke Electronics Corporation. He joined Fluke Corporation in April 2001. From May 1996 to April 2001, he was employed by Alpha Technologies, a privately held company engaged in the manufacture and sale of broadband communications equipment. Mr. Suel served as Alpha Technologies' Corporate Controller from 1996 until January 1997, and in December 1999 he was appointed Vice President and Chief Financial Officer.